Exhibit 4.2

AIHUISHOU INTERNATIONAL CO. LTD.

Number                                                                                                                                       Class A Ordinary Shares

Incorporated under the laws of the Cayman Islands

Share capital is US$1,000,000 divided into

1,000,000,000 shares of a par value of US$0.001 each, comprising of

(i) 941,472,561 Class A Ordinary Shares of a par value of US$0.001 each,

(ii) 47,240,103 Class B Ordinary Shares of a par value of US$0.001 each, and

(iii) 11,287,336 Class C Ordinary Shares of a par value of US$0.001 each

THIS IS TO CERTIFY THAT                                                                                 is the registered holder of                                              Class A Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the                      day of                by:

DIRECTOR     ___________________________________